UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

ATLANTIC COAST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 342-2824

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 23, 2015, Atlantic Coast Financial Corporation (the “Company”), and its wholly owned subsidiary Atlantic Coast Bank (the “Bank”), named Tracy L. Keegan, age 49, as Executive Vice President and Chief Financial Officer of the Company and the Bank, contingent upon receipt of regulatory non-objection from the Office of the Comptroller of the Currency (the “OCC”) and the Federal Reserve Bank of Atlanta. Pending receipt of such regulatory non-objection, Ms. Keegan shall serve the Company and the Bank as a financial manager.

Ms. Keegan has over 27 years of banking experience, including 15 years with The Prudential Banks, a multi-bank franchise wholly owned by Prudential Financial, Inc., where she served as part of the senior executive team and board of directors that grew the bank from de novo to over $6 billion in combined assets. Ms. Keegan began her Florida banking career in January 2006 as Executive Vice President and Chief Financial Officer of Bank of Florida Corporation (“Bank of Florida”), headquartered in Naples, Florida, a multi-bank holding company with three separately chartered banks and a trust company. Ms. Keegan also served as Chief Administrative Officer of Bank of Florida. In June 2010, Ms. Keegan joined EverBank Financial Corp (“EverBank”), headquartered in Jacksonville, Florida, as Director of Investor Relations during the transition and integration of Bank of Florida’s subsidiary banks, which were acquired by EverBank. Ms. Keegan joined Florida Community Bank, headquartered in Weston, Florida, as Executive Vice President and Chief Financial Officer in June 2011. Most recently, Ms. Keegan worked for First Southern Bancorp, Inc. (“First Southern”), headquartered in Boca Raton, Florida, starting in April 2012 as an Executive Vice President, and served as both Chief Financial Officer and Chief Operating Officer. Ms. Keegan was part of an executive team responsible for integrating two FDIC-assisted transactions with the legacy First Southern. Additionally, Ms. Keegan helped develop and execute an organic growth strategy to create franchise value for First Southern. First Southern was acquired by CenterState Banks, Inc. in May 2014. In July 2014, Ms. Keegan was appointed as a member of the Florida State Board of Accountancy by Governor Rick Scott. The appointment is subject to confirmation by the Florida Senate.

Ms. Keegan will receive an annual base salary of $200,000 and will also receive a signing bonus of $25,000. In the event Ms. Keegan leaves the Bank before the end of two years’ time, the signing bonus must be repaid on a prorated basis. As of the date of this report, Ms. Keegan held no securities in the Company. The appointment of Ms. Keegan as Executive Vice President and Chief Financial Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Keegan and any director or other executive officer of the Company and there are no related party transactions between the Company and Ms. Keegan reportable under Item 404(a) of Regulation S-K.

Ms. Keegan will succeed James D. Hogan who is serving as Interim Chief Financial Officer of the Company and the Bank pending receipt of regulatory non-objection, effective upon receipt of regulatory non-objection from the OCC and the Federal Reserve Bank of Atlanta regarding Ms. Keegan. Mr. Hogan will continue to serve as Chief Risk Officer and a member of the Board of Directors of each of the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: March 25, 2015	By:	/s/ John K. Stephens, Jr.
Name: John K. Stephens, Jr.
Title: President and Chief Executive Officer